Exhibit 10.2

                       DATED THE 26TH DAY OF OCTOBER, 2003






                          CHINA WORLD TRADE CORPORATION


                                       and


                          POWERTRONIC HOLDINGS LIMITED







                ------------------------------------------------

                      AMENDMENT TO SHARE PURCHASE AGREEMENT
                             DATED DECEMBER 17, 2002
                -------------------------------------------------





THIS AMENDMENT TO THE SHARE PURCHASE AGREEMENT DATED DECEMBER 17, 2002 (this "Amendment") is made as of 26th October, 2003;

BETWEEN

(1) CHINA WORLD TRADE CORPORATION, a company incorporated in the State of Nevada (the "Company"); and

(2) POWERTRONIC HOLDINGS LIMITED, an international business company formed under the laws of the British Virgin Islands (the "Purchaser").

         (Collectively the "parties" and individually a "party")

                                    RECITALS

                  A. The Company and the Purchaser  enter into a share  purchase agreement dated December 17, 2002 (the "Share Purchase Agreement") whereby pursuant to the terms and conditions of the Share Purchase Agreements, the Purchaser purchased an aggregate of 1,000,000 newly issued shares of common stock of the Company (the "Shares") with warrants to purchase an additional 2,000,000 Shares (the "Warrants") for the aggregated purchase price of US$500,000, or US$0.50 per Shares.

                  B. The Company and the Purchaser wish to acknowledge and confirm that the aggregate purchase price of US$500,000 for the purchase of the Shares with Warrants in the Share Purchase Agreement was intended to be US$800,000, with US$300,000 to be paid in financial advisory and investment introductory services provided by the Purchaser, in lieu of cash.

                  C. The Company and the Purchaser further confirm that on December 30, 2002, the Purchaser introduced a third party equity investor to the Company who committed to invest a minimum of US$3,000,000 in the share capital of the Company.

                  D.  The  Company  and  the  Purchaser   believe  that  certain
                  provisions of the Share Purchase Agreements should be amended as provided herein.

         THE PARTIES AGREE AS FOLLOWS:

1.   This Amendment shall be effective as of December 17, 2002.

2. All capitalized terms not specifically defined herein shall have the same meanings as defined in the Share Purchase Agreement.

3. The second paragraph of the WITNESSETH section shall be amended to reflect an aggregate purchase price of "US$800,000".

4.   Section 1.c. shall be deleted and replaced as follows:

         "c. Consideration. As consideration for the Company Shares and the Warrants, the Purchaser agrees to pay to the Company on or within 60 days of the Closing Date the purchase price of US$0.80 per Company Share with Warrant or an aggregate purchase price of US$800,000 (the "Consideration") to be paid for (i) 500,000 in cash and (ii) US$300,000 in Financial Advisory and Investment Introductory Services Fee to be provided by the Purchaser. The Company hereby acknowledges and confirms that as of the date of this Agreement, the Purchaser has advanced and paid US$500,00 in cash of the Consideration to the Company."

5.   A new Section 1.d shall be added as follows:

         "d. Financial Advisory and Investment Introduction Services. the Purchaser shall perform financial advisory and investment introductory services for the Company, which shall include, but is not limited to, advising the Company on, corporate structuring, capital sourcing, general business planning, mergers and acquisitions and other business combinations and includes introducing to the Company potential investor in the share capital of the Company (the "Services"). On the successful introduction by the Purchaser of a third party investor to the Company, who gives a firm commitment to invest a minimum of US$1,500,000 in the share capital of the Company, the Company will be obligated to pay a financial advisory and investment introduction services fee in the amount of US$300,000 (the "Financial Advisory and Investment Introduction Services Fee") to the Purchaser.

6.   Section 5.b.(ii), (iii) and (iv) shall be deleted in their entirety.

7. This agreement may be signed in counterparts each of which will be deemed an original.

         IN WITNESS WHEREOF, the parties to this Amendment have executed this Agreement as of the day and year first above written.



Company:                          CHINA WORLD TRADE CORPORATION,
                                  a company formed under the laws of the State of Nevada


                                  By:      /s/ John Hui
                                  ---------------------


Purchaser:                        POWERTRONIC HOLDINGS LIMITED,
                                  an international business company formed under the laws of the British Virgin Islands


                                  By:      /s/ Keith Wong
                                  -----------------------
                                  Signature